UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 8, 2011

Vertro, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

143 Varick Street
New York, New York 10013
(212) 231-2000
(Address, including zip code, and telephone number
including area code of Registrant's
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

Vertro, Inc. (the “Company”) convened an annual meeting of stockholders (the “Meeting”) on Wednesday, June 8, 2011, at 9:00 a.m., local time, at the Penn Club of New York, 30 West 44th Street, New York, NY 10036. The Meeting was adjourned because a quorum of the holders of the Company's common stock, $0.005 par value per share (the “Common Stock”), was not present in person or by proxy to transact business at the Meeting. The adjournment was approved by a vote of 3,448,506 shares of Common Stock, with no shares voting against the adjournment or abstaining, and no broker non-votes, thus constituting approval by more than a majority of the shares of Common Stock represented in person or by proxy at the Meeting and entitled to vote on the adjournment. The Meeting has been adjourned to June 15, 2011 at 12:00 p.m., local time, at the Penn Club of New York, 30 West 44th Street, New York, NY 10036, to consider and vote upon the proposals described in the notice of meeting that was sent to each stockholder of record as of the close of business on April 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vetro, Inc.

Date: June 13, 2011	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary